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                                 Exhibit 99.1



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CONTACTS:
Kathleen Kreis         Tom Barth          Michele Schott
Engage PR              Engage IR          AdKnowledge
919-872-7755 x3241     978-247-5310       650-842-6502
kathleen@engage.com    tbarth@engage.com  mschott@adknowledge.com
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                       ENGAGE TO ACQUIRE ADKNOWLEDGE TO
                    IMPROVE ONLINE MARKETING EFFECTIVENESS

Combined company to provide online marketers and ad agencies with a set of comprehensive, profile based analysis and targeting tools

ANDOVER, MA, SEPTEMBER 23, 1999 - Engage Technologies, Inc. (Nasdaq: ENGA), a leading provider of profile driven Internet marketing solutions and a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), today announced it has signed a definitive agreement to acquire AdKnowledge Inc., a leading provider of complete Web marketing management services focused entirely on the needs of online marketers and agencies, in an all stock transaction valued at approximately $193 million.

This transaction combines the vision of both companies to provide online marketers and agencies with products and services that increase the effectiveness of their marketing efforts. AdKnowledge's relationships with many online marketers and agencies, including some of the most sophisticated and influential in the marketplace, will accelerate the use of Engage's profile based targeting as an effective alternative to content based targeting.

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                                                ENGAGE TO MERGE WITH ADKNOWLEDGE
                              Page 2 of 4

"Internet trends are being driven by the largest and most sophisticated online marketers and their advertising agencies, many of which have strong relationships with AdKnowledge, such as SportsLine (Nasdaq: SPLN), eBay (Nasdaq:
EBAY) and eToys (Nasdaq: ETYS) and agencies like Organic and i-Traffic," said Paul Schaut, President and CEO of Engage. "We are excited about the opportunity to add value to these relationships by incorporating profile based ad targeting into AdKnowledge's extensive services. This powerful combination will enable profile based ad targeting to be more widely deployed in the industry."

By integrating Engage's profile based targeting, AdKnowledge customers will be able to target and analyse campaigns based on profiles of their target audience. AdKnowledge has become a widely used source for marketers targeting online advertising. To date, nearly all such targeting has been based on content specific ad buying. With Engage, AdKnowledge will be able to broaden its offering to include profile based targeting to its customers.

"AdKnowledge and Engage are uniquely complementary and share the same objective -- to improve the effectiveness of online marketing," said Scott Kauffman, CEO of AdKnowledge. "Integrating Engage's consumer profile data and profiling technologies into the AdKnowledge System will create the industry's most comprehensive suite of tools for marketers and agencies."

Additionally, the combination of Engage, AdKnowledge and Engage's I/PRO products and services will uniquely position Engage as a leading provider of comprehensive data analysis to marketers and agencies. Engage's profiling and data mining capabilities help marketers profile, segment and better understand their customers' interests and behaviors.

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                                                ENGAGE TO MERGE WITH ADKNOWLEDGE
                                  Page 3 of 4

AdKnowledge eAnalytics lets marketers fine tune those programs for maximum effectiveness based on the real drivers of brand awareness and purchase behavior. And I/PRO's site analysis capabilities will help marketers evaluate the impact of their marketing efforts on site traffic and visitor behavior. By grouping these products and services, AdKnowledge uniquely positions Engage as a provider of data analysis capabilities.

Under the terms of the merger and contribution agreement, CMGI will initially acquire control of AdKnowledge through the issuance of approximately $170 million of CMGI common stock, followed by a contribution of AdKnowledge shares held by CMGI and AdKnowledge shareholders to Engage in exchange for approximately $193 million of Engage common stock. The transaction, which will be accounted for as a purchase, is subject to certain conditions, regulatory approval and the shareholder approval of Engage and AdKnowledge. AdKnowledge, which recently filed its S-1 with the SEC, is privately held and will become a wholly-owned subsidiary of Engage. The transaction is expected to be completed in late 1999 or early 2000.

ABOUT ADKNOWLEDGE:

AdKnowledge is a leading provider of complete Web marketing management services focused entirely on the needs of advertising buyers. AdKnowledge combines analytic services and data mining with outbound campaign management to provide sophisticated marketers and agencies with insights into what drives brand awareness and purchase behavior across all Web sites and networks. The company's headquarters are in Palo Alto, California, with offices in New York. For more information about AdKnowledge, contact via phone at 650-842-6500 or on the Internet at www.adknowledge.com.
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ABOUT ENGAGE:

Engage Technologies, Inc., (Nasdaq: ENGA) a majority-owned operating company of CMGI, Inc., (Nasdaq: CMGI), is a leading provider of profile-driven Internet marketing solutions. Engage offers a range of software products and services that enable Web publishers, advertisers and merchants to target and deliver advertisements, commerce and e-commerce offerings to their audiences and to measure their effectiveness. Engage's core product and services include Engage Knowledge, a global database that currently contains more than 35 million anonymous consumer profiles, and Accipiter AdManager,

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                                                ENGAGE TO MERGE WITH ADKNOWLEDGE

                              Page 4 of 4

an online advertising management system that automates the scheduling, targeting and delivery of ads on Web sites and the reporting of campaign results. Additionally, Engage offers Web traffic verification, measurement and analysis, and research through its wholly-owned subsidiary, I/PRO. For more information about Engage, please visit www.engage.com.
                           --------------
ABOUT CMGI:

With nearly 50 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, @Ventures. CMGI leverages the technologies, content, and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Microsoft, Intel, Sumitomo and Compaq hold minority positions in CMGI.

CMGI's majority-owned subsidiaries include Engage Technologies (Nasdaq: ENGA), Activerse, Adsmart, AltaVista, Cha! Technologies, iCAST, Magnitude Network, NaviSite, NaviNet, Planet Direct and ZineZone. The company's @Ventures affiliates have ownership interests in Lycos, Inc. (Nasdaq: LCOS), Critical Path (Nasdaq: CPTH), Silknet (Nasdaq: SILK), Chemdex (Nasdaq: CMDX), Ancestry.com, Asimba, AuctionWatch, Aureate Media, blaxxun, BizBuyer.com, buyingedge.com, CarParts.com, CraftShop.com, eCircles.com, EXP.com, FindLaw, Furniture.com, HotLinks, Intelligent/Digital, KOZ.com, Mondera.com, MotherNature.com, NextMonet.com, NextPlanetOver.com, OneCore.com, ONElist, PlanetOutdoors.com, Productopia, Promedix.com, Raging Bull, Speech Machines, ThingWorld.com, Vicinity, Virtual Ink, Visto and WebCT.

CMGI is also the majority-owner of SalesLink, InSolutions and On-Demand Solutions, leaders in the direct marketing, fulfillment and turnkey arenas. CMGI Corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810.
Telephone: 978-684-3600. Fax: 978-684-3814. Additional information is available on the company's Web site at www.cmgi.com.
                             ------------
STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties which might cause the results of such forward-looking statements to differ materially from those anticipated. Such risks and uncertainties include failure of the combination of Engage and AdKnowledge to realize anticipated product offering benefits, failure of Engage or AdKnowledge products and services to achieve customer acceptance, privacy concerns, slower than expected growth in Internet advertising, increased competition, the timely development of new profile-based products and services, and other risks detailed in Engage's Registration Statement on Form S-1 declared effective on July 19, 1999 under the Securities Act of 1933.